BOOMERANG SYSTEMS, INC.  ANNOUNCES REVERSE STOCK SPLIT

Morristown, NJ — June 21, 2011 — Boomerang Systems, Inc.  (OTCQB: BMER) announced today that the Company has filed a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) to implement  a  1-for-20 reverse stock split of its common stock, $0.001 par value per share (the “Common Stock”).  The Amendment became effective on June 20, 2011 (the “Effective Time”).  The Amendment did not change the par value of the Company’s Common Stock, which remains at $0.001 per share, or the number of shares of common stock the Company is authorized to issue, which remains at 400,000,000 shares.  Stockholders of a majority of the Company’s outstanding shares of Common Stock approved, by way of a written consent dated January 19, 2011, proposals authorizing the Board of Directors, in its discretion, to implement the reverse split and file the Amendment.  In addition, the Company mailed to its stockholders of record on January 19, 2011, an information statement describing the reverse split.

Details of the Reverse Split

At the Effective Time, immediately and without further action by Boomerang’s stockholders, every twenty (20) shares of Boomerang’s pre-split Common Stock, par value $0.001 per share, will automatically be converted into one (1) share of post-split Common Stock, par value $0.001 per share. Accordingly, the Company’s approximately 145.5 million pre-split shares of common stock outstanding will be combined into approximately 7.3 million post-split shares outstanding.  The reverse stock split affects all issued and outstanding shares of the Company’s Common Stock immediately prior to the Effective Time of the reverse stock split.  In addition, proportional adjustments will be made to the Company’s equity awards, outstanding warrants and convertible notes.

The split-adjusted shares of Boomerang’s Common Stock will begin trading on the OTCQB on Wednesday June 22, 2011 under the symbol “BMERD,” with a “D” added for 20 trading days to signify that the reverse stock split has occurred. A new CUSIP number has been assigned to the Company’s Common Stock as a result of the reverse split.

American Stock Transfer & Trust Company, Boomerang’s transfer agent, will act as exchange agent for the exchange. Stockholders will receive forms and notices to exchange their existing shares for new shares from the exchange agent or their broker. No fractional shares will be issued.  Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by 20, will automatically receive one whole share of Common Stock in lieu of the fractional share. Additional details related to the reverse stock split may be obtained from the Company’s Information Statement (DEF-14C) dated February 9, 2011.

About Boomerang Systems, Inc.

Boomerang Systems, Inc. a company engaged in the business of selling, designing, engineering, manufacturing, installing and supporting its own line of fully automated parking systems and fully automated self storage systems.

 Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: The Material contained in this press release may include statements that are not historical facts and are considered “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Boomerang Systems, Inc.’s current views about future events, financial performances, and project development. These “forward-looking” statements are identified by the use of terms and phrases such as “will,” “believe,” “expect,” “plan,” “anticipate,” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Boomerang’s expectations.  These risk factors include, but are not limited to, the risks and uncertainties identified by Boomerang Systems, Inc. under the headings “Risk Factors” in its latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. These factors are elaborated upon and other factors may be disclosed from time to time in Boomerang Systems, Inc.’s filings with the Securities and Exchange Commission. Boomerang expressly does not undertake any duty to update forward-looking statements.

Investor Relations Contact: Ryan Campbell at 973-387-8514 or e-mail at ryanc@boomerangsystems.com.